UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2008

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02 Results of Operations and Financial Condition

On May 5, 2008, the Company issued the following press release.

Puget Energy Reports First Quarter 2008 Financial Results

•	First quarter 2008 income of 61 cents per diluted share

•	First quarter 2008 income of 62 cents per diluted share from Puget Sound Energy (PSE), Puget Energy’s core utility business

BELLEVUE, Wash (May 5, 2008) — Puget Energy (NYSE: PSD) today reported net income of $79.8 million, or 61 cents per diluted share, for the first quarter 2008 compared to $79.1 million, or 68 cents per diluted share, in the first quarter 2007.  Net income from Puget Energy's regulated electric and gas utility subsidiary, Puget Sound Energy (PSE), was $80.9 million, or 62 cents per share, in the first quarter 2008, compared to $78.8 million, or 67 cents per share, in the first quarter 2007.
Higher retail electric and natural gas energy sales volumes driven by cooler than normal temperatures in the Pacific Northwest favorably impacted PSE’s revenue and energy margins for the first quarter of 2008.  Offsetting increased energy sales and margins were higher utility operating, maintenance and depreciation expenses.  PSE’s first quarter 2008 financial results includes a $6.9 million after-tax, or 5 cents per share, impact of a settlement agreed to on April 29, 2008, to resolve a lawsuit brought against the owners of the Colstrip electric generating facility.  PSE owns an interest in this facility located in Eastern Montana.
“Our core utility business had strong sales in the first quarter thanks to colder than usual weather and continued growth in the region,” said Stephen P. Reynolds, chairman, president and chief executive officer.  “We were able to take advantage of a more than 20 percent increase in our contributions from our wind and thermal assets while decreasing our more expensive power purchases by almost 7 percent to help meet the needs of our customers.”

Puget Energy First Quarter 2008 Summary:

The table below summarizes the primary items that impacted first quarter 2008 results of Puget Energy:

Puget Energy First Quarter 2008 vs. First Quarter 2007 EPS Reconciliation	Cents per diluted share
Puget Energy’s Q1 2007	$0.68
Increase in electric margin	0.13
Increase in natural gas margin	0.06
Increase in utility operations and maintenance expense, including a $10.5 million pre-tax charge related to the settlement of a lawsuit	(0.07)
Increase in utility depreciation and amortization expense	(0.03)
Decrease in net income from real estate sales	(0.04)
Unrealized gain from gas supply contract in 2007	(0.03)
Impact of a higher number of common shares outstanding in 2008	(0.07)
Other variances and rounding, net	(0.02)
Puget Energy's Q1 2008	$0.61

Puget Sound Energy (PSE) First Quarter 2008 Highlights:
Key components of PSE’s first quarter 2008 financial performance are highlighted below.  All amounts are pre-tax unless otherwise noted.

•	As of March 31, 2008, PSE provided service to 1,060,800 electric customers and 734,900 natural gas customers, representing a 1.7 percent and 2.4 percent increase, respectively, in the last 12 months.

•
Retail electric and natural gas sales volumes increased by 4.1 percent and 8.1 percent, respectively, reflecting customer growth and colder average temperatures during the first quarter of 2008 compared to 2007.  First quarter 2008 heating degree days were 5.4 percent above historic averages for the Pacific Northwest while 2007 heating degree days were very near normal.

•
Electric margin increased by $25.4 million in the first quarter 2008 compared to 2007.  The higher electric margin resulted from an increase of 4.1 percent in electric retail customer sales volumes.  Also contributing to the favorable electric margin variance was a reduction in excess power costs incurred related to the Power Cost Adjustment Mechanism (PCA) totaling $2.5 million in the first quarter 2008 compared to $13.5 million in the first quarter of 2007.  PSE is allowed to recover certain actual power costs through the PCA mechanism on a shared basis with customers if these costs are higher than, or in excess of, the normalized level established in rates once certain thresholds are met.  Contributing to the reduction in excess power costs in 2008 was increased energy production at PSE's two wind powered electric generating facilities and its thermal generating facilities which were more economic than market purchases.  In total, electric generation at company owned facilities increased by 21.7 percent during the first quarter of 2008 as compared to the prior year and purchased electricity volumes decreased by 6.8 percent.

Electric margin represents electric sales, net of revenue-based taxes, to retail and transportation customers less the cost of generating, purchasing and wheeling electricity.

•
Natural gas margin increased in the first quarter 2008 by $12.5 million.  The increase was due to an 8.1 percent increase in natural gas sales volumes driven by colder temperatures in the first quarter of 2008 compared to the prior year and the impact of a 2.8 percent general tariff rate increase that became effective Jan. 13, 2007.

Natural gas margin represents natural gas sales to retail and transportation customers, net of revenue based taxes, less the cost of purchasing and transporting natural gas.

•
Utility operations and maintenance expense in the first quarter 2008 increased by $14.0 million over prior year levels, which includes the impact of a $10.5 million pre-tax charge related to PSE’s share of the settlement of a lawsuit against the Colstrip electric generating station project owners.  The remaining $3.5 million variance is largely due to higher planned and unplanned utility infrastructure maintenance costs, higher operating costs for electric generation and an increase in customer service costs.  The $3.5 million variance also reflects lower storm damage repair costs related to PSE’s electric system during the first quarter of 2008 as compared to the prior year.  Details on the Colstrip lawsuit final settlement will be provided in Puget Energy's first quarter Form 10-Q report available through the Securities and Exchange Commission’s (SEC) website at www.sec.gov or at www.pugetenergy.com

•	Depreciation and amortization expense in the first quarter 2008 increased by $5.8 million compared to prior year levels due to additional utility plant placed in service over the last twelve months.

•
First quarter 2008 financial results reflect net income of $0.3 million from PSE's non-utility real estate investment and development business compared to $5.7 million in the first quarter of 2007.  At March 31, 2008, the company owned commercial and industrial properties located in the Pacific Northwest with a carrying basis of $32.8 million.  Sales of real estate assets vary among periods.

•
In the first quarter of 2007, PSE recorded an unrealized pre-tax gain of $5.8 million resulting from the reversal of a loss reserve related to a natural gas fuel supply contract for one of PSE's electric generating facilities.

•
The average number of diluted common shares outstanding during the first quarter of 2008 increased by 11 percent to 129.9 million from 117.0 million during the first quarter of 2007.  The increase was primarily the result of a sale of 12.5 million shares of newly issued Puget Energy common stock on Dec. 3, 2007, to a consortium of long-term infrastructure investors.  The net proceeds of $293.3 million from this transaction were invested in PSE as additional equity to fund capital expenditures, debt redemption and working capital.  PSE’s equity ratio at March 31, 2008 was 46.3 percent.

Form 10-Q Quarterly Report for the First Quarter of 2008:
Puget Energy will file its Form 10-Q for the first quarter 2008 with the SEC by May 6, 2008, a copy of which will be available through the SEC’s website at www.sec.gov or at www.pugetenergy.com.  Investors are encouraged to read the financial statements and disclosures that will be contained in the Form 10-Q filing.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the growing Puget Sound region of western Washington.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service area stretching across 11 counties, Puget Sound Energy serves more than 1 million electric customers and 735,000 natural gas customers, primarily in western Washington. PSE, a subsidiary of Puget Energy (NYSE:PSD), meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. PSE employees are dedicated to providing great customer service to deliver energy that is safe, reliable, reasonably priced, and environmentally responsible. For more information, visit PSE.com.

CAUTIONARY STATEMENT:  Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include PSE’s plans relating to utility plant additions and expenses, and factors that could impact Puget Energy’s earnings.  Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, and weather conditions.  More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission.  Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

###

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited
	Three months ended 03/31[1]
	2008	2007

Operating revenues
Electric	$606,134	$527,619
Gas	443,236	467,009
Non-utility operating revenue	1,562	9,276
Total operating revenues	1,050,932	1,003,904
Operating expenses
Purchased electricity	272,832	282,092
Electric generation fuel	47,014	26,058
Residential exchange	(7)	(34,478)
Purchased gas	276,195	310,647
Unrealized net (gain) on derivative instruments	88	(5,782)
Utility operations & maintenance	112,163	98,171
Non-utility expense and other	462	2,130
Merger expenses	1,311	---
Depreciation & amortization	75,367	69,609
Conservation amortization	13,366	10,328
Taxes other than income taxes	94,273	87,069
Total operating expenses	893,064	845,844
Operating income	157,868	158,060
Other income (deductions):
Other income	6,844	4,764
Other expense	(976)	(1,031)
Interest Charges:
AFUDC	2,429	2,416
Interest expense	(51,048)	(51,261)
Income before income taxes	115,117	112,948
Income taxes	35,304	33,887
Net Income	$79,813	$79,061
Common shares outstanding	129,428	116,479
Diluted shares outstanding	129,940	116,974

Basic earnings per common share	$0.62	$0.68

Diluted earnings per common share[2]	$0.61	$0.68

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 03/31
	2008	2007
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$346,562	$292,027
Commercial	211,964	199,493
Industrial	27,488	27,125
Other retail sales, including change in unbilled	(11,595)	(23,582)
Subtotal, retail sales	574,419	495,063
Transportation, including change in unbilled	1,519	2,341
Sales to other utilities & marketers	18,027	19,201
Other[1]	12,169	11,014
Total electricity sales	606,134	527,619
Gas
Residential	294,208	300,866
Commercial	127,850	135,533
Industrial	12,764	22,265
Subtotal, retail sales	434,822	458,664
Transportation	3,761	3,587
Other	4,653	4,758
Total gas sales	443,236	467,009
Total energy sales revenues	$1,049,370	$994,628
Energy sales volumes (unaudited)
Electricity (in mWh)
Residential	3,615,147	3,552,963
Commercial	2,477,333	2,420,489
Industrial	329,738	340,393
Other, including change in unbilled	(126,960)	(265,079)
Subtotal, retail sales	6,295,258	6,048,766
Transportation, including change in unbilled	512,383	519,747
Sales to other utilities & marketers	244,657	416,723
Total mWh	7,052,298	6,985,236
Gas (in 000's of therms)
Residential	245,390	219,862
Commercial	119,515	109,621
Industrial	11,804	18,882
Transportation	63,346	58,780
Total gas volumes	440,055	407,145
Margins[2] ($ in thousands; unaudited)
Electric	$222,235	$196,863
Gas	122,995	110,458
Weather (unaudited)
Actual heating degree days	2,068	1,967
Normal heating degree days[3]	1,963	1,942
Customers served at March 31 [4] (unaudited)
Electricity
Residential	937,026	921,793
Commercial	116,825	114,838
Industrial	3,761	3,791
Other	3,157	2,886
Transportation	18	18
Total electricity customers	1,060,787	1,043,326
Gas
Residential	678,587	663,000
Commercial	53,560	52,203
Industrial	2,628	2,654
Transportation	128	123
Total gas customers	734,903	717,980

[1]	Includes sales of non-core gas supplies.
[2]
Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory.  Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.

[3]
Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees.  Heating degree days in 2008 are adjusted for leap year by adding the heating degree day for February 28th.

[4]	Customers represents average served at month end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ James W. Eldredge
Dated: May 5, 2008	James W. Eldredge Vice President and Chief Accounting Officer